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For Immediate Release

CALS GIVES RETAILERS CONTROL OF LIABILITY RISK

Catuity Delivers Flexible Points Management, Zero-Liability Programs

CHARLOTTESVILLE, VA--(MARKET WIRE)--April 17, 2007--Catuity Inc. (Nasdaq:CTTY
- News), a loyalty and gift card processor, today announced that its newest release of the Catuity Advanced Loyalty System (CALS) gives retailers greater flexibility to manage the financial liability that grows with the popularity of points programs.

"Points is a second currency for shoppers, but they have the potential to become an unchecked financial liability for retailers," said John Racine, President and CEO of Catuity Inc. "We've now added a greater range of options to manage when and how the points can be accumulated and used to address the market need. This is an important step toward allowing our customers to manage their liability and to drive the use of the points in a way that makes customers more profitable."

"In addition to points, Catuity has one of the industry's widest range of programs that is designed to drive zero-liability by offering real-time rewards that are available only when the cardholder spends more money in the stores," he said. "Liability grows when points are earned. We give retailers control of this with tools that turn points into profits."

Catuity, a pioneer of loyalty technology since 1992, provides a fully hosted loyalty and gift card solution for our retail clients that enables Catuity to constantly upgrade our technology without impacting our clients. The new points liability management functionality is available to all customers, but was designed to support the unique program needs of a client who operates a coalition marketing program. Our client expects to deploy to 600-plus independent retailers this year under this coalition program.

"As points-based programs grow in popularity, retailers run the risk of a hidden liability if they don't have the flexibility to drive offers designed to selectively allow points to be redeemed and expired," said Kate Barrett, director of client management at Catuity. "This upgrade to CALS gives our clients absolute control over their points programs and makes their program a stronger tool to increase same-store sales."

Under a patchwork of laws, loyalty points are treated as a financial liability because the customer earns them with the expectation that they can be spent later for goods and services. CALS allows a retailer to manage their liability through flexible expiration dates, timely redemption offers and reporting that allows program operators to estimate their potential liability.

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CALS supports the industry's most diverse range of loyalty options. The platform can support points, discounts, stair-step offers, BOGO programs, rebates and cash-back offers, frequency programs, trigger-based promotions and SKU-level offers. "CALS allows retailers to combine any features of those types of programs to match their marketing and merchandising strategies," said Barrett.

Catuity holds eleven key patents in its markets and continues to invest in the innovation of CALS. Added Racine, "Our intellectual property is an asset to our customers and to our shareholders."

ABOUT CATUITY INC.

Catuity Inc. makes the point of sale more profitable for its customers by delivering products and services which reduce costs and generate new revenues. Our retailer clients have more than four million cardholders participating in Catuity-powered loyalty and gift card programs. For more information on Catuity, please visit our website at www.catuity.com.

Contact: Debra Hoopes
         CFO
         Catuity Inc.
         434-979-0724
         debrah@catuity.com

This press release includes "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the expected results. All statements other than statements of historical fact made in this letter are forward looking. In some cases, they can be identified by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should consider various factors that may cause actual results to differ materially from any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievement. Moreover, neither we nor any other person assumes liability for the accuracy and completeness of the forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: changes in currency exchange rates from period to period, inflation rates in the United States and Australia, recession, and other external economic factors over which the Company has no control; the timing and speed with which our major customers and prospects execute their plans for the use of our loyalty software and services; continued development of the Company's software products; competitive product and pricing pressures; use of internally developed software applications; patent and other litigation risks; the risk of key staff leaving the Company; the risk that major customers of the Company's products and services reduce their requirements or terminate their arrangements with the Company; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.